Exhibit 99.1

Applied Optoelectronics Reports Third Quarter 2026 Results

Sugar Land, Texas, November 5, 2026 – Applied Optoelectronics, Inc. (NASDAQ: AAOI) (“AOI”), a leading provider of advanced optical and HFC networking products that power AI, today announced financial results for its third quarter ended September 30, 2026.

“We are pleased to have generated record revenue for our sixth consecutive quarter and to have returned to GAAP profitability in Q3,” said Dr. Thompson Lin, AOI’s Founder, President and Chief Executive Officer. “We have made meaningful progress in scaling our manufacturing capabilities, particularly for our 800G and 1.6T products, to address demand for AI-related optical technologies that we believe is accelerating. We have recently secured a multi-year strategic agreement with a Tier 1 hyperscale datacenter customer, which we think provides us with improved long-term visibility and reinforces our confidence in the opportunity ahead as demand for high-bandwidth, energy-efficient optical connectivity products continues to grow.”

“We delivered another solid quarter, including accelerating revenue growth and improving profitability, driven by robust demand and manufacturing expansion in both our datacenter and CATV businesses,” said Dr. Stefan Murry, AOI’s Chief Financial Officer and Chief Strategy Officer. “We currently have a total manufacturing equipment capacity approaching 330,000 units per month. We expect our 2027 capacity expansion plan in the US to take longer to complete due to longer than expected time to obtain necessary electrical power among other construction related issues. As we work through these construction issues, we now expect by the end of 2026 that we will have sufficient manufacturing equipment installed to produce over 500,000 pieces of 800G and 1.6 Tb products per month and we expect to grow our manufacturing capacity to over 1 million pieces of 800G and 1.6 Tb transceivers per month by the end of 2027. We remain focused on executing on our capacity expansion plans and believe we are well positioned to support the next phase of AI datacenter deployment.”

Third Quarter 2026 Financial Summary

•	GAAP revenue was $269.9 million, compared with $118.6 million in the third quarter of 2025 and $191.9 million in the second quarter of 2026.

•	GAAP gross margin was 28.2%, compared with 28.0% in the third quarter of 2025 and 27.7% in the second quarter of 2026. Non-GAAP gross margin was 28.7%, compared with 31.0% in the third quarter of 2025 and 29.8% in the second quarter of 2026.

•	GAAP net income was $6.3 million, or $0.07 per basic share, compared with net loss of $17.9 million, or $0.28 per basic share in the third quarter of 2025, and a net loss of $22.8 million, or $0.28 per basic share in the second quarter of 2026.

•	Non-GAAP net income was $14.8 million, or $0.17 per diluted share, compared with non-GAAP net loss of $5.4 million, or $0.09 per basic share in the third quarter of 2025, and a non-GAAP net income of $5.5 million, or $0.06 per diluted share in the second quarter of 2026.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

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Fourth Quarter 2026 Business Outlook (+)

For fourth quarter of 2026, the company currently expects:

•	Revenue in the range of $385 million to $420 million.
•	Non-GAAP gross margin in the range of 29.5% to 31%.
•	Non-GAAP net income in the range of $45.9 million to $60.4 million, and non-GAAP income per share in the range of $0.48 to $0.63 using approximately 96 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

The company will host a conference call and webcast for analysts and investors today, November 5, 2026 to discuss its third quarter 2026 financial results and outlook for its fourth quarter 2026 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. This call will be open to the public, and investors may access the call by dialing 888-880-3330 (domestic) or 646-357-8766 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing (800) 770-2030 (domestic) or (609) 800-9909 (international) and entering passcode 4754976 #.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," “priorities,” "strategy," "potential," "is likely," "will," "expect," “momentum,” "plan" "project," "permit," “positions” or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the fourth quarter of 2026 and the remainder of the year. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly report on Form 10-Q for the quarter ended September 30, 2026. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings (loss) per share, and non-GAAP Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expenses, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, expenses associated with discontinued products, non-cash expenses associated with discontinued products and non-recurring (income) expenses, unrealized foreign exchange loss (gain), and non-GAAP tax benefit (expenses) from our GAAP net income (loss). Included in our non-recurring expenses in Q3 2026 and Q3 2025 are employee severance expenses (if any) and legal expenses associated with litigation and certain legal and advisory expenses associated with purchase termination or patent protection. In computing our non-GAAP income tax benefit (expense), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our non-GAAP Adjusted EBITDA is calculated by excluding depreciation expense, non-GAAP tax benefit (expense), and interest (income) expense, as well as the items excluded from non-GAAP net income (loss), from our GAAP net income (loss). Our non-GAAP diluted net earnings (loss) per share is calculated by dividing our non-GAAP net gain (loss) by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative).

We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss), GAAP total gross profit, GAAP earnings (loss), and GAAP earnings (loss) per share for Q3 2026 to our non-GAAP net income (loss), non-GAAP total gross profit, Adjusted EBITDA, and earnings (loss) per share, respectively, is provided below, together with corresponding reconciliations for Q3 2025.

Non-GAAP measures should not be considered as an alternative to gross profit, net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, loss (gain) from disposal of idle assets, and changes in the fair value of our convertible notes. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical and HFC networking products that serve as the critical building blocks for AI datacenters, CATV and broadband fiber access networks worldwide. AOI supplies these critical infrastructure products to tier-one customers across cloud computing, CATV broadband, telecommunications, and FTTH markets. The company has R&D facilities in Atlanta, GA, and engineering and manufacturing facilities at its corporate headquarters in Sugar Land, TX, as well as in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.  # # #

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$621,457	$216,035
Accounts Receivable, Net	413,760	244,404
Inventories	377,991	183,105
Prepaid Expenses and Other Current Assets	131,557	32,183
Total Current Assets	1,544,765	675,727

Property, Plant And Equipment, Net	1,043,993	376,050
Land Use Rights, Net	4,940	4,825
Operating Right of Use Asset	70,509	49,697
Intangible Assets, Net	3,692	3,623
Other Assets	467,727	58,501
TOTAL ASSETS	$3,135,626	$1,168,423

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$494,279	$143,932
Bank Acceptance Payable	51,509	33,363
Accrued Expenses	49,794	42,491
Current Lease Liability-Operating	5,182	3,522
Current Portion of Notes Payable and Long Term Debt	59,990	33,975
Total Current Liabilities	660,754	257,283
Convertible Senior Notes	128,836	129,829
Other Long-Term Liabilities	104,688	47,393
TOTAL LIABILITIES	894,278	434,505

STOCKHOLDERS' EQUITY
Common Stock	90	75
Additional Paid-in Capital	2,757,548	1,224,538
Cumulative Translation Adjustment	4,551	(617)
Retained Earnings	(520,841)	(490,078)
TOTAL STOCKHOLDERS' EQUITY	2,241,348	733,918

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,135,626	$1,168,423

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 Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
CATV	$110,879	$70,602	$258,298	$191,122
Datacenter	155,609	43,935	344,675	120,775
Telecom	2,727	3,742	8,698	8,618
Other	660	351	1,271	926
Total Revenue	269,875	118,630	612,942	321,441

Total Cost of Goods Sold	193,720	85,367	439,664	226,472

Total Gross Profit	76,155	33,263	173,278	94,969

Operating Expenses:
Research and Development	38,109	21,265	98,636	59,687
Sales and Marketing	7,875	9,871	25,712	23,363
General and Administrative	31,613	20,314	88,090	55,020
Total Operating Expenses	77,597	51,450	212,438	138,070

Operating Loss	(1,442)	(18,187)	(39,160)	(43,101)

Other Income (Expense):
Interest Income	3,094	451	8,079	961
Interest Expense	(1,221)	(902)	(3,011)	(2,653)
Other Income (Expense), net	8,228	702	8,027	8,587
Total Other Income (Expense):	10,101	251	13,095	6,895

Net income (loss) before Income Taxes	8,659	(17,936)	(26,065)	(36,206)
Income Tax Expense	(2,359)	–	(4,697)	–
Net income (loss)	$6,300	$(17,936)	$(30,762)	$(36,206)

Net income (loss) per share attributable to common stockholders
basic	$0.07	$(0.28)	$(0.38)	$(0.64)
diluted	$0.07	$(0.28)	$(0.38)	$(0.64)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	85,397	63,329	81,016	56,762
diluted	87,835	63,329	81,016	56,762

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP total gross profit (a)	$76,155	$33,263	$173,278	$94,969
Share-based compensation expense	161	87	487	264
Non-recurring expense	29	7	327	48
Expenses associated with discontinued products	1,098	3,372	4,691	3,372
Non-GAAP total gross profit (a)	$77,443	$36,729	$178,783	$98,653

GAAP net gain (loss)	$6,300	$(17,936)	$(30,762)	$(36,206)
Share-based compensation expense	5,684	3,116	14,939	8,842
Expenses associated with discontinued products	1,098	3,372	4,691	3,372
Non-cash expenses associated with discontinued products	902	1,106	2,920	3,225
Amortization of intangible assets	127	113	371	330
Non-recurring (income) expense	816	86	5,837	1,340
Unrealized exchange loss (gain)	(568)	5,550	176	490
Tax (benefit) expense related to the above	433	(806)	17,155	3,519
Non-GAAP net income (loss)	$14,792	$(5,399)	$15,327	$(15,088)

GAAP net income (loss)	$6,300	$(17,936)	$(30,762)	$(36,206)
Share-based compensation expense	5,684	3,116	14,939	8,842
Expenses associated with discontinued products	1,098	3,372	4,691	3,372
Non-cash expenses associated with discontinued products	902	1,106	2,920	3,225
Amortization of intangible assets	127	113	371	330
Non-recurring expense (income)	816	85	5,837	1,341
Unrealized exchange loss (gain)	(568)	5,550	176	490
Depreciation expense	13,692	6,148	31,159	15,936
Interest (income) expense, net	(1,873)	451	(5,068)	1,692
Income tax expenses (credit)	2,359	–	4,697	–
Adjusted EBITDA	$28,537	$2,005	$28,960	$(978)

GAAP diluted net income (loss) per share	$0.07	$(0.28)	$(0.38)	$(0.64)
Share-based compensation expense	0.06	0.05	0.18	0.16
Expenses associated with discontinued products	0.01	0.05	0.06	0.06
Non-cash expenses associated with discontinued products	0.01	0.02	0.03	0.06
Non-recurring (income) expense	0.01	–	0.07	0.02
Unrealized exchange loss (gain)	(0.01)	0.08	–	0.01
Non-GAAP tax benefit	0.01	(0.01)	0.20	0.06
Effect of diluted share count	0.01	–	0.02	–
Non-GAAP diluted net earnings (loss) per share	$0.17	$(0.09)	$0.18	$(0.27)

Shares used to compute diluted loss per share	85,397	63,329	81,016	56,762
Shares used to compute diluted earnings per share	87,835	63,329	84,106	56,762

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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